UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

Under its Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement, dated as of June 29, 2017 (the “June 2017 Amendment”) (previously described in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 30, 2017), Global Eagle Entertainment Inc. (the “Company” or “we”) agreed to furnish or file its cash and revolving-credit-facility outstanding balance amounts in a Current Report on Form 8-K on a bi-weekly basis until it has filed its Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”).

As of September 6, 2017:

•	The Company’s consolidated cash balance was approximately $48 million, of which approximately $27 million was held by its non-U.S. subsidiaries. A significant use of cash for the Company during the prior two-week period related to a deferred installment payment that the Company made to New Skies Satellites (“SES”) pursuant to the Company’s transponder purchase from SES in December 2016.

•	The outstanding principal balance under the Company’s revolving credit facility was $50 million.

The June 2017 Amendment requires that the Company file its 2016 Form 10-K by September 15, 2017. Although the Company has made substantial progress and continues to commit significant time and resources towards becoming current with respect to all of its annual and quarterly SEC reports, the Company does not anticipate filing its 2016 Form 10-K before the September 15, 2017 deadline. As such, the Company is currently in discussions with the Administrative Agent under the Credit Agreement to work with the lender group to seek to obtain a waiver (the “September 2017 Waiver”) to extend the deadlines in the June 2017 Amendment to file its 2016 Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 (the “Q1 2017 Form 10-Q” and “Q2 2017 Form 10-Q,” respectively). The Company and its auditors are strongly committed to filing the 2016 Form 10-K on or prior to September 30, 2017 and its Q1 2017 Form 10-Q and Q2 2017 Form 10-Q within one month after the 2016 Form 10-K filing.

The Company will host a webcast on September 14, 2017 at 1:30 p.m. Pacific time / 4:30 p.m. Eastern time to provide its investors with a financial-performance and business update. On this webcast, the Company will discuss, among other things, its preliminary and unaudited fourth-quarter and full-year 2016 financial results, the status of the completion of its 2016 audit and related 2016 Form 10-K and the status of the potential September 2017 Waiver. The Company will make the webcast accessible through the Investor Relations section of its website at http://investors.geemedia.com/events.cfm and will archive a webcast replay on its website for 30 days following the event.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Concerning Forward-Looking Statements

We make “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to our ability to successfully negotiate and finalize the potential September 2017 Waiver and the anticipated timing to complete our 2016 audit and 2016 Form 10-K, Q1 2017 Form 10-Q and Q2 2017 Form 10-Q filings. These forward-looking statements are based on information available to us as of the date of this Current Report on Form 8-K and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to our business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.
By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: September 7, 2017

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